UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 20, 2007, VantageMed mailed to its option holders a written Notice of Pendency of Merger and Termination of Options, the form of which is included below.

MARCH 20, 2007
NOTICE OF PENDENCY OF MERGER AND TERMINATION OF OPTIONS

According to the records of VantageMed, you currently hold one or more options to purchase shares of VantageMed’s common stock (“Options”) pursuant to VantageMed’s 1998 Stock Option/Stock Issuance Plan (the “Plan”).

As you may know, VantageMed has recently entered into an Agreement and Plan of Merger with Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada (“Nightingale”), dated February 16, 2007, which provides for the acquisition of VantageMed by Nightingale through the merger of a wholly-owned subsidiary of Nightingale with and into VantageMed, with VantageMed surviving the merger as a wholly-owned subsidiary of Nightingale (the “Merger”).  There are a number of conditions that must be satisfied before the closing of the Merger (the “Closing”), including the approval of the Merger by our stockholders.  The Closing is currently expected to be on or about April 18, 2007, but there can be no guarantee of the exact or approximate date of the closing of the Merger. If the Merger is completed, each outstanding share of VantageMed’s common stock will be converted into the right to receive $0.75 in cash.

No Options (whether vested or unvested) shall be assumed by Nightingale in the Merger, and at the Closing, each Option outstanding and unexercised will be cancelled and extinguished.  Although all Options will be terminated as a result of the Merger, any unexercised Options that are outstanding prior to the Merger will accelerate and be fully vested as of the time immediately prior to the closing of the Merger.  Therefore, if you wish to receive payment in the Merger in respect of any Options you hold, you must exercise those Options prior to the closing of the Merger.  VantageMed cannot give tax or financial advice and we strongly recommend that you seek advice from tax and/or financial professionals regarding your specific situation.

Attached as Exhibit A is a summary of the unexercised, in-the-money Options (options with a strike price less than $0.75 per share) that you may exercise prior to the closing of the Merger, along with the exercise price that you will need to pay if you elect to exercise your Options.  In order to exercise your Options, you will need to pay an amount equal to the number of Options you wish to exercise multiplied by the exercise price applicable for such Options (the “Aggregate Exercise Price”).  Although you have until Closing to exercise your Options, we encourage you to do so between April 2, 2007 and April 13, 2007.

Special Contingent Exercise Process.  The following process has been arranged for you to exercise your Options contingent upon the Merger actually closing.  You may exercise by delivery to VantageMed of a personal or cashiers check payable to “VantageMed Corporation” in an amount equal to the Aggregate Exercise Price, and applicable withholding taxes, if indicated on the attached form,  along with a properly completed Stock Option Exercise Authorization form attached hereto as Exhibit A.  Your check will be held by us and not cashed until on or immediately after the date of the closing of the Merger.  Assuming you have properly completed and timely delivered the Stock Option Exercise Authorization form, following the closing of the Merger, Nightingale’s paying agent will issue to you the merger consideration of $0.75 per share for each of your VantageMed shares you receive as a

11060 White Rock Road, Suite 210 / Rancho Cordova, CA 95630 / (877) 879-8633 / www.vantagemed.com result of the exercise of your Options as soon as practicable after the clearance of the checks.  Please note that you will receive a Letter of Transmittal from the paying agent once the merger has been completed and you will need to follow the instructions on the Letter of Transmittal to receive your payment.  You should plan on at least two weeks from Closing until you receive your merger consideration.  In addition, please note that if you use a personal check and your personal check does not clear, you will not have properly exercised your Options and you will not have a right to receive anything with respect to such Options upon the closing of the Merger.  Please note that this exercise is contingent upon the closing of the Merger, such that if the Merger is not consummated, your options will remain outstanding, your exercise will be voided and your check will be returned to you.

Traditional Exercise.  Note also that you continue to have the right to exercise your vested Options, subject to the terms of the Plan as well as VantageMed’s Securities Trading Policy, at any time.  If you wish to exercise your Options using traditional methods, that are not be contingent upon the Merger closing, please contact Liesel Loesch at (916) 231-4833 or lloesch@vantagemed.com.    Unvested options will accelerate only upon completion of the merger, so an exercise prior to the merger not using the Special Contingent Exercise process described above will be effective only as to your options that are vested at the time of exercise.

If you elect to exercise your Option using a traditional exercise method, you may either sell your shares on the open market prior to the closing of the Merger or hold the shares through the closing of the Merger for exchange for the right to receive $0.75 per share merger consideration in cash for each of your VantageMed shares you receive as a result of the exercise of your Options, less applicable withholding taxes.  After the closing of the Merger, you will be mailed a separate Letter of Transmittal by the paying agent or your broker in which you will provide the information necessary for the paying agent to issue to you the merger consideration of $0.75 per share, less applicable withholding taxes.  If you elect to exercise your Option using a traditional exercise method, you will not receive a refund of the exercise price in the event the Merger is not completed and the exercise cannot be rescinded.

If you have any questions or need assistance with the exercise of your Options, please contact Liesel Loesch at (916) 231-4833 or lloesch@vantagemed.com.

AN EXCEPTION HAS BEEN MADE TO ALLOW FOR THE CONTINGENT EXERCISE OF OPTIONS IN SPITE OF THE VANTAGEMED SECURITIES TRADING POLICY; YOUR CONTINGENT EXERCISE OF OPTIONS PURSUANT TO THIS NOTICE WILL NOT BE CONSIDERED A VIOLATION OF THE SECURITIES TRADING POLICY IN ANY CIRCUMSTANCE.  TRADITIONAL OPTION EXERCISES REMAIN SUBJECT TO THE TERMS OF THE SECURITIES TRADING POLICY.

IF YOU DO NOT PROPERLY EXERCISE YOUR OPTIONS PRIOR TO THE CLOSING OF THE MERGER, YOUR OPTIONS WILL BE TERMINATED AND YOU WILL NOT HAVE A RIGHT TO RECEIVE ANYTHING WITH RESPECT TO SUCH OPTIONS.  THERE ARE NO EXCEPTIONS.

11060 White Rock Road, Suite 210 / Rancho Cordova, CA 95630 / (877) 879-8633 / www.vantagemed.com

Exhibit A

VANTAGEMED CORPORATION (THE “COMPANY”)
STOCK OPTION EXERCISE AUTHORIZATION

FROM:			DATE:
	(Last Name)	(First Name)

I hereby elect to exercise the following stock option(s) effective as of immediately prior to the closing of the Merger (define the merger here); provided, however, that this exercise is conditioned upon the closing of the Merger (as defined in the Notice of Pendency of Merger and Termination of Options).  I hereby understand and acknowledge that (1) shares of VantageMed common stock issued upon this exercise (a) will not be represented by physical share certificates and (b) will solely represent the right to receive $0.75 in cash, without interest, for each share exercised, pursuant to the terms of the Merger Agreement, and (2) payment of such amounts will be made to me only upon delivery to VantageMed of the Aggregate Exercise Price (and any amounts due for taxes) and proper and timely completion of this Stock Option Exercise Authorization and the Letter of Transmittal.

If you do not wish to exercise the full amount of options set forth below, please correct as applicable.

Grant Date	Option Type	Number of Options Granted	Number of Options Available to Exercise	Exercise Price Per Share (A)	# of Shares to Exercise (B)	Withholding Taxes* (C)	Total Exercise Price (A*B) + C
In the Money Options (Exercise Price < $0.75)

Totals (Check Payable to VantageMed Corporation)					$		$

Other Options (Exercise Price > $0.75)

* Applies only in a limited number of cases and will be calculated by the Company, when appropriate; please contact Liesel Loesch if you have any questions.

I understand that, if I am an officer or director of the Company, I may be subject to additional requirements under Federal securities regulations which pertain to this type of transaction.

X
Signature	Social Security Number

PLEASE DELIVER THIS COMPLETED ORIGINAL DOCUMENT WITH A CHECK MADE PAYABLE TO VANTAGEMED CORPORATION
(REPRESENTING THE AGGREGATE EXERCISE PRICE, AND APPLICABLE TAXES, IF ANY)
TO: LIESEL LOESCH
11060 WHITE ROCK ROAD, SUITE 210
RANCHO CORDOVA, CA 95670
PLEASE EXERCISE YOUR OPTIONS BETWEEN APRIL 2, 2007 AND APRIL 13, 2007

ANY QUESTIONS, PLEASE CONTACT: LIESEL LOESCH AT (916) 231-4833 OR LLOESCH@VANTAGEMED.COM

11060 White Rock Road, Suite 210 / Rancho Cordova, CA 95630 / (877) 879-8633 / www.vantagemed.com

Forward-Looking Statements Safe Harbor

Certain statements contained in this current report regarding VantageMed’s future plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to either company or their management, have been used to identify such forward-looking statements.  All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the companies.  Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause the company’s actual plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger, the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk of failure of VantageMed’s stockholders to approve the merger; (2) the risk of other conditions to the merger failing and the merger agreement being terminated prior to closing and (3) the potential disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements are described in detail in VantageMed’s periodic and current reports filed with the Securities and Exchange Commission from time to time that are available on the SEC’s internet Web site at www.sec.gov.  Unless required by law, VantageMed undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the transaction, VantageMed has filed a definitive proxy statement and other materials with the Securities and Exchange Commission. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF VANTAGEMED’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY.  Documents filed with the SEC, are available for free (along with any other documents and reports filed by VantageMed with the SEC) at the SEC’s website at www.sec.gov, and VantageMed’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from VantageMed.

Interests of Participants in the Solicitation of Proxies

VantageMed and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of VantageMed in favor of the proposed merger. A description of the interests of the executive officers and directors in VantageMed is set forth in the proxy statement for VantageMed’s 2006 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 14, 2006, and its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the executive officers and directors in the proposed merger by reading the definitive proxy statement on file with the SEC and additional materials filed with the SEC when they become available. These documents are available free of charge at the SEC’s web site at www.sec.gov and from VantageMed by directing a request to VantageMed Investor Relations, (916) 638-4744, ext. 4833, investor@vantagemed.com.

11060 White Rock Road, Suite 210 / Rancho Cordova, CA 95630 / (877) 879-8633 / www.vantagemed.com